                                                                    EXHIBIT 99.3

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
ConQuest Telecommunication Services Corp.

     We have audited the accompanying consolidated balance sheets of ConQuest Telecommunication Services Corp. and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ConQuest Telecommunication Services Corp. and subsidiaries at December 31, 1995 and 1996 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

/s/ ERNST & YOUNG LLP

Columbus, Ohio
February 7, 1997, except for Note 11
  as to which the date is February 19, 1997 and the last paragraph of
  Note 9 as to which the
  date is November 25, 1997

                   CONQUEST TELECOMMUNICATION SERVICES CORP.

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                           DECEMBER 31,
                                                                    ---------------------------
                                                                       1995            1996
Current assets:
  Cash............................................................  $        --     $   300,557
  Accounts receivable, less allowance for doubtful accounts (1995
     -- $123,000; 1996 -- $232,000)...............................    5,513,437       6,796,262
  Refundable income taxes.........................................           --         278,431
  Agent loans.....................................................      254,783         373,837
  Inventory.......................................................      818,904         781,876
  Deferred income taxes...........................................      352,000         799,000
  Prepaid expenses................................................      290,153         256,001
                                                                    -----------     -----------
     Total current assets.........................................    7,229,277       9,585,964
Property and equipment:
  Telecommunications equipment....................................    5,374,700       7,168,549
  Office equipment, furniture and fixtures........................      551,364         529,799
                                                                    -----------     -----------
                                                                      5,926,064       7,698,348
  Less accumulated depreciation...................................    2,409,145       3,528,917
                                                                    -----------     -----------
                                                                      3,516,919       4,169,431
Deferred income taxes.............................................           --          31,000
Other assets:
  Agent bonuses, net of accumulated amortization..................      217,503         297,472
  Agent loans -- noncurrent.......................................        6,950              --
  Goodwill, net of accumulated amortization.......................    1,549,975       2,734,312
  Other intangibles, net of accumulated amortization..............      664,840         544,707
  Other...........................................................       66,850          94,983
                                                                    -----------     -----------
                                                                      2,506,118       3,671,474
                                                                    -----------     -----------
          Total assets............................................  $13,252,314     $17,457,869
                                                                    ===========     ===========
                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................................  $ 1,962,493     $ 3,064,861
  Deferred revenue................................................    2,147,156       4,534,319
  Borrowings under credit agreements..............................       58,283       1,033,411
  Accrued liabilities.............................................    1,156,662       1,664,017
  Income taxes payable............................................      381,565              --
  Current portion of long-term debt and capital lease
     obligations..................................................      531,911         603,343
                                                                    -----------     -----------
     Total current liabilities....................................    6,238,070      10,899,951
Long-term debt....................................................    1,124,340       2,400,000
Capital lease obligations.........................................      251,147              --
Deferred income taxes.............................................      268,000              --
Contingent liabilities (Note 10)..................................           --              --
Shareholders' equity (Note 11):
  Preferred stock, $.001 par value:
     Authorized shares -- 750
     Issued and outstanding -- none...............................           --              --
  Common stock, $.001 par value:
     Authorized shares -- 4,000,000
     Issued and outstanding 546,293 and 559,730 shares at December
      31, 1995 and 1996...........................................          547             560
  Additional paid-in capital......................................    4,351,014       4,538,036
  Retained earnings (deficit).....................................    1,049,996        (349,878)
                                                                    -----------     -----------
                                                                      5,401,557       4,188,718
  Less treasury stock -- at cost..................................       30,800          30,800
                                                                    -----------     -----------
                                                                      5,370,757       4,157,918
                                                                    -----------     -----------
          Total liabilities and shareholders' equity..............  $13,252,314     $17,457,869
                                                                    ===========     ===========

                            See accompanying notes.

                   CONQUEST TELECOMMUNICATION SERVICES CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                YEAR ENDED DECEMBER 31,
                                                      -------------------------------------------
                                                         1994            1995            1996
Revenues:
  Call center services..............................  $31,625,716     $28,843,172     $28,020,986
  Prepaid calling card..............................       14,590         761,724       8,592,316
  International services............................      180,514       1,091,508       1,207,759
                                                      -----------     -----------     -----------
                                                       31,820,820      30,696,404      37,821,061
Expenses:
  Cost of services..................................   24,880,174      23,600,604      28,926,051
  Sales and marketing expenses......................    1,596,112       1,387,938       2,856,212
  General and administrative expenses...............    3,998,602       4,450,435       6,883,849
  Write-down of assets..............................           --              --         918,445
                                                      -----------     -----------     -----------
Operating income (loss).............................    1,345,932       1,257,427      (1,763,496)
Interest expense....................................      315,339         244,810         402,378
                                                      -----------     -----------     -----------
Income (loss) before income taxes...................    1,030,593       1,012,617      (2,165,874)
Provision (benefit) for income taxes:
  Current...........................................      315,000         529,000         (20,000)
  Deferred..........................................       92,000        (138,000)       (746,000)
                                                      -----------     -----------     -----------
Net income (loss)...................................  $   623,593     $   621,617     $(1,399,874)
                                                      ===========     ===========     ===========

                            See accompanying notes.

                   CONQUEST TELECOMMUNICATION SERVICES CORP.

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                           COMMON STOCK     ADDITIONAL    RETAINED      TREASURY
                                         ----------------    PAID-IN      EARNINGS       STOCK
                                         SHARES    AMOUNT    CAPITAL     (DEFICIT)       TOTAL         TOTAL
Balances at January 1, 1994............  449,796    $450    $2,646,621   $ (195,214)    $     --     $2,451,857
  Net income...........................       --      --            --      623,593           --        623,593
  Exercise of B warrants...............   39,719      39       591,491           --           --        591,530
  Shares issued under employment
     agreement.........................      520       1           599           --           --            600
                                         -------    ----    ----------   ----------     --------     ----------
Balances at December 31, 1994..........  490,035     490     3,238,711      428,379           --      3,667,580
  Net income...........................       --      --            --      621,617           --        621,617
  Issuance of stock for acquisition....   55,298      55     1,105,905           --           --      1,105,960
  Repurchase treasury shares...........   (1,400)     --            --           --      (30,800)       (30,800)
  Stock Options Exercised..............    2,360       2         6,398           --           --          6,400
                                         -------    ----    ----------   ----------     --------     ----------
Balances at December 31, 1995..........  546,293     547     4,351,014    1,049,996      (30,800)     5,370,757
  Net loss.............................       --      --            --   (1,399,874)          --     (1,399,874)
  Issuance of stock for acquisition....   13,437      13       187,022           --           --        187,035
                                         -------    ----    ----------   ----------     --------     ----------
Balances at December 31, 1996..........  559,730    $560    $4,538,036   $ (349,878)    $(30,800)    $4,157,918
                                         =======    ====    ==========   ==========     ========     ==========

                            See accompanying notes.

                   CONQUEST TELECOMMUNICATION SERVICES CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED DECEMBER 31,
                                                          ---------------------------------------
                                                             1994          1995          1996
OPERATING ACTIVITIES
Net income (loss).......................................  $   623,593   $   621,617   $(1,399,874)
Adjustments to reconcile net income (loss) to net cash
  provided by operating activities:
  Depreciation..........................................      730,036       827,156     1,182,997
  Amortization..........................................      292,422       332,470       550,216
  Provision (benefit) for deferred taxes................       92,000      (138,000)     (746,000)
  Loss on sale of assets................................           --           120           155
  Write-down of assets..................................           --            --       918,445
  Changes in operating assets and liabilities:
     Accounts receivable................................     (739,526)   (1,018,290)   (1,283,004)
     Refundable income taxes............................           --            --      (278,431)
     Inventory..........................................      (47,103)     (224,801)     (356,316)
     Prepaid expenses and agent loans...................     (209,960)      117,059      (208,665)
     Other assets.......................................     (391,745)     (246,376)     (327,649)
     Accounts payable...................................      116,653     1,259,020     1,102,368
     Deferred revenue...................................      263,316     1,883,840     2,387,163
     Accrued liabilities................................      191,171       416,603      (162,454)
     Income taxes payable...............................      230,838        94,091      (381,565)
                                                          -----------   -----------   -----------
Net cash provided by operating activities...............    1,151,695     3,924,509       997,386
INVESTING ACTIVITIES
Acquisition of ACMI.....................................           --    (1,820,775)      (64,846)
Acquisition of CPC......................................           --            --      (709,360)
Capital expenditures, net of disposals..................   (1,497,533)   (1,271,772)   (1,993,696)
                                                          -----------   -----------   -----------
Net cash used in investing activities...................   (1,497,533)   (3,092,547)   (2,767,902)
FINANCING ACTIVITIES
Proceeds from credit agreements and long-term
  obligations...........................................    8,082,000     9,538,283     3,975,128
Payments on credit agreements and long-term
  obligations...........................................   (8,792,037)  (10,509,108)   (1,904,055)
Proceeds from issuance of common stock..................      592,130         6,400            --
Repurchase of treasury stock............................           --       (30,800)           --
                                                          -----------   -----------   -----------
Net cash provided by (used in) financing activities.....     (117,907)     (995,225)    2,071,073
                                                          -----------   -----------   -----------
Net increase (decrease) in cash.........................     (463,745)     (163,263)      300,557
Cash, beginning of year.................................      627,008       163,263            --
                                                          -----------   -----------   -----------
Cash, end of year.......................................  $   163,263   $        --   $   300,557
                                                          ===========   ===========   ===========

                            See accompanying notes.

                   CONQUEST TELECOMMUNICATION SERVICES CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

     ConQuest Telecommunication Services Corp. (ConQuest), through its wholly-owned subsidiaries, provides call center services, prepaid calling card services and international telecommunications services to its customers. The Company's principal call center services include operator assisted long distance services and inbound call handling and fulfillment services. Call center services are provided to consumers mainly through aggregators such as hotels/motels, hospitals, universities, and public and private pay stations located primarily in the United States. Prepaid calling card services are primarily provided to consumers through national and regional convenience and grocery store chains. International services includes a range of telecommunication services offered to its customers abroad including call center services, prepaid calling cards and resale of long distance.

     ConQuest has contracted with OAN Services, Inc. (OAN), a clearing house, to bill and collect a significant portion of its call center services revenues. Under this arrangement, 46% of ConQuest's accounts receivable are due from OAN.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of ConQuest and its wholly-owned subsidiaries, collectively referred to herein as the Company. Significant intercompany accounts and transactions have been eliminated in consolidation.

USE OF ESTIMATES

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION POLICIES

     The Company recognizes revenue from its call center services as such services are performed. Prepaid calling card revenue is recognized based on actual usage and the unused portion upon 1) expiration of the cards or 2) twelve months from the date of issuance for promotional and collector cards with no expiration date.

ADVERTISING COSTS

     The Company expenses advertising costs as incurred. Advertising expense was $138,000, $154,000 and $185,000 for each of the three years ended December 31, 1994, 1995 and 1996, respectively.

INVENTORY

     The Company accounts for inventory at cost based upon the specific identification method. The cost of prepaid calling cards sold is amortized to cost of services based on actual usage or upon the expiration of the cards.

PROPERTY AND EQUIPMENT

     Property and equipment is carried at cost. Depreciation and amortization, which includes the amortization of assets recorded under capital leases, are computed principally by the straight-line method over the estimated lives of assets or, if applicable, the life of lease. Expenditures for maintenance and repairs are charged to operations as incurred.

                   CONQUEST TELECOMMUNICATION SERVICES CORP.

                               DECEMBER 31, 1996

AGENT LOANS AND BONUSES

     The Company uses independent agents to obtain new call center services customers. The Company extends interest-bearing loans to agents typically for financing the acquisition of telephone equipment. The loans, which are personally guaranteed by the agents, have repayment terms of one to two years. Agents also receive one time bonuses for customers who have contracted with the Company as a result of the agent's efforts. The Company has contractual rights to recover bonuses from agents for customers who do not meet their predetermined minimum period of service. These bonuses are deferred and amortized over the life of the respective agreement. Accumulated amortization totaled $440,000 and $381,000 at December 31, 1995 and 1996, respectively.

GOODWILL

     Goodwill represents the excess of cost over fair value of assets acquired in acquisitions. Goodwill is amortized on a straight line basis over 10 years. Accumulated amortization totaled $13,000 and $243,000 at December 31, 1995 and 1996, respectively.

INTANGIBLE ASSETS

     Intangible assets are primarily licensing and financing costs, and installation costs charged by local telephone companies. Licensing costs and financing costs are amortized using the straight-line method over three years. Installation costs are being amortized over a maximum of five years. Accumulated amortization totaled $413,000 and $529,000 at December 31, 1995 and 1996, respectively.

STOCK COMPENSATION

     In 1996, the Company adopted Statement of Financial Accounting Standards
(SFAS) No. 123, "Accounting for Stock-Based Compensation." This Statement encourages, but does not require companies to record compensation cost for stock-based employee compensation at fair value. In accordance with the provisions of SFAS No. 123, the Company has elected to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion 25, Accounting for Stock Issued to Employees, and related Interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the Company's agent loans, borrowings under credit agreements and long term debt approximated the carrying values at December 31, 1995 and 1996.

RECLASSIFICATIONS

     Certain reclassifications have been made to the 1994 and 1995 financial statements to conform to the 1996 presentation.

2.  ACQUISITIONS

     On April 19, 1996, the Company acquired substantially all of the assets of Convenience Products Corporation (CPC), a marketer of prepaid calling cards. The purchase price was $709,360 in cash (including $209,360 in acquisition expenses) and 13,437 shares of common stock of the Company (total purchase price of $896,400). The Company's consolidated financial statements include the results of operations of CPC since acquisition.

     As part of the purchase, additional shares of the Company's common stock may become issuable to CPC during 1997 if certain financial criteria are met. At December 31, 1996, the Company determined that these

                   CONQUEST TELECOMMUNICATION SERVICES CORP.

                               DECEMBER 31, 1996

criteria will be met. Accordingly, the Company has accrued $403,000 of additional consideration as additional purchase price at December 31, 1996.

     The CPC acquisition has been accounted for under the purchase method, and accordingly, the acquired assets and assumed liabilities, including goodwill of $1,205,000, have been recorded at their estimated fair values at acquisition.

     On November 30, 1995, the Company acquired Anderton Communications Marketing, Inc. (ACMI) in exchange for $1,885,621 (including $285,621 in acquisition expenses) and 55,298 shares of common stock of the Company (total purchase price of $2,991,582). ACMI is a marketer of telecommunication services including prepaid calling cards. The Company's consolidated financial statements include the results of operations of ACMI since acquisition.

     In February, 1997, the Company paid an additional $125,000 and issued an additional 1,547 shares of common stock in settlement of certain provisions of the purchase agreement. This final payout has been accrued in the consolidated financial statements at December 31, 1996.

     The ACMI acquisition has been accounted for under the purchase method, and accordingly, the acquired assets and assumed liabilities, including goodwill of $1,770,427, have been recorded at their estimated fair values at acquisition.

     The following pro forma data summarizes the results of operations of the Company for each of the three years in the period ended December 31, 1996 assuming ACMI was acquired as of January 1, 1994 and CPC was acquired as of January 1, 1995. In preparing the pro forma data, adjustments have been made to reflect purchase accounting adjustments, interest expense and amortization.

                                                 1994            1995            1996
        (Unaudited)
        Net sales.........................    $35,358,846     $33,806,137     $38,011,143
        Net income (loss).................        578,786         473,047      (1,597,694)

     The pro forma information does not purport to be indicative of the results of operations which would have actually been obtained if the acquisitions had occurred on the dates indicated or the results of operations which will be reported in the future.

 3. CREDIT ARRANGEMENTS

     Long-term debt consists of the following:

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1995           1996
        Term loan payable to bank...........................  $       --     $3,000,000
        Term loan payable to bank...........................     966,666             --
        Term loan agreement to vendor.......................     500,819             --
        Other notes payable.................................       9,104          3,343
                                                              ----------     ----------
                                                               1,476,589      3,003,343
        Less current portion................................    (352,249)      (603,343)
                                                              ----------     ----------
                                                              $1,124,340     $2,400,000
                                                              ==========     ==========

     In November 1996, the Company refinanced the amounts outstanding under its existing term loans payable to a bank and a vendor and its capital lease obligations. The new term loan provided borrowings of $3,000,000 payable in twenty quarterly principal installments of $150,000 beginning January 31, 1997. Interest is payable monthly and accrues at a fixed rate of 9.125% per annum for the first $800,000 and at 7.625% per annum for the remaining $2,200,000. On November 1, 1997 until maturity, the Company has an option to

                   CONQUEST TELECOMMUNICATION SERVICES CORP.

                               DECEMBER 31, 1996

select an interest rate based on the three year treasury rate, one year treasury rate, or the prime rate plus an additional margin.

     In addition to its long term debt, the Company has a $5,000,000 revolving credit agreement (the Agreement) with a bank which expires May 31, 1997. Under the terms of the Agreement, interest rates are determined at the time of borrowing at prime plus 1% at December 31, 1995 and at prime plus 1/2% at December 31, 1996 (9.500% and 8.750 at December 31, 1995 and 1996,
respectively). Borrowings are restricted based on percentages of eligible accounts receivable. The Company is required to pay a fee of 1/4% per annum on the unused portion of the Agreement during the revolving period. At December 31, 1995 and 1996, borrowings outstanding under the Agreement totaled $58,283 and $1,033,411, respectively. Available borrowings under this Agreement were approximately $3,821,000 and $3,967,000 at December 31, 1995 and 1996,
respectively.

     The Company also has a standby letter of credit facility with the same bank. This facility provides for the issuance of standby letters of credit in an aggregate amount not to exceed $500,000. Interest on amounts disbursed under the standby letter of credit agreement accrues at a rate of prime plus 4.500%. At December 31, 1995 and 1996, no amounts were borrowed under this facility.

     Borrowings under the revolving credit agreement, term loan and standby letter of credit agreement are secured by substantially all of the Company's assets.

     The credit arrangements discussed above contain various restrictions and financial ratio maintenance requirements. One of these restrictions limits payments of dividends to 10% of the Company's net income after taxes.

     Interest paid during 1994, 1995 and 1996 was $352,000, $281,000 and
$411,000, respectively.

     Maturities of long-term debt for the years subsequent to December 31, 1996 are as follows:

                    1997...................................    $  603,343
                    1998...................................       600,000
                    1999...................................       600,000
                    2000...................................       600,000
                    2001...................................       600,000
                    Thereafter.............................            --
                                                               ----------
                                                               $3,003,343
                                                               ==========

 4. LEASES

     The Company leases office space under noncancelable operating leases that expire in various years through 1999.

     Future minimum lease payments under noncancelable operating leases consist of the following at December 31, 1996:

                    1997...................................    $  438,552
                    1998...................................       436,148
                    1999...................................       271,620
                    2000...................................       131,140
                    2001...................................        44,148
                                                               ----------
                    Total minimum lease payments...........    $1,321,608
                                                               ==========

     Rent expense for operating leases was approximately $268,000, $336,000 and $522,000 for 1994, 1995, and 1996, respectively.

                   CONQUEST TELECOMMUNICATION SERVICES CORP.

                               DECEMBER 31, 1996

 5. STOCK OPTIONS AND WARRANTS

     The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) and related interpretations in accounting for its employee stock options because, the alternative fair value accounting provided under Statement of Financial Accounting Standards No. 123 (FASB No. 123), "Accounting for Stock Based Compensation," requires use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, because the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

     The Company's 1992 Non Qualified Employee Stock Option Plan (the Plan) has authorized the grant of options to management personnel for up to 20,000 shares of the Company's common stock. The options granted have 10 year terms and become exercisable in 20% increments over five years beginning November 6, 1993 and will be fully vested on November 6, 1998.

     Options have also been granted under two executive employment agreements. Under the first employment agreement, nonqualified stock options were granted to purchase 3,000 shares of the Company's common stock. The grant was made on November 6, 1992 and expires on November 6, 2002. At December 31, 1996 all options under this agreement are fully vested and exercisable.

     Under the second employment agreement, nonqualified stock options were granted to purchase 2,500 shares of the Company's common stock. The grant was made on August 26, 1996 and expires on August 26, 2006. The options under this agreement vest as follows: 1,000 on August 26, 1998 and 500 each of the three years thereafter.

     Pro forma information required by FASB No. 123 regarding net income has not been presented as no significant grants have been made subsequent to December 31, 1994.

     A summary of the Company's stock option activity, and related information for the years ended December 31 follows:

                                             1994                      1995                      1996
                                    -----------------------   -----------------------   -----------------------
                                               WEIGHTED-                 WEIGHTED-                 WEIGHTED-
                                                AVERAGE                   AVERAGE                   AVERAGE
                                                EXERCISE                  EXERCISE                  EXERCISE
                                    OPTIONS      PRICE        OPTIONS      PRICE        OPTIONS      PRICE
Outstanding -- beginning of
  year............................  21,145       $ 2.50       20,270       $ 2.50       14,325       $ 2.50
Granted...........................      --           --           --           --        2,500        14.45
Exercised.........................    (240)        2.50       (2,360)        2.50           --           --
Forfeited.........................    (635)        2.50       (3,585)        2.50          (25)        2.50
                                    ------        -----       ------        -----       ------       ------
Outstanding -- end of year........  20,270                    14,325                    16,800
                                    ======                    ======                    ======
Exercisable at end of year........   8,740                     9,675                    11,980
                                    ======                    ======                    ======
Weighted average fair value of
  options granted during year.....  $   --                    $   --                    $14.45
                                    ======                    ======                    ======

     Exercise prices for options outstanding as of December 31, 1996 ranged from $2.50 to $14.45. The weighted-average remaining contractual life of those options is 6.5 years.

     In November, 1995, the Company entered into an agreement with a customer which granted 25,000 common stock warrants to the customer which become exercisable based upon purchase volume of the Company's products and services. Each warrant gives the holder the right to purchase one share of common stock. The warrants expire 48 months from their issue date and are exercisable at prices ranging from $42 to $50 per share based upon their exercise date. The excess of fair market value over exercise price, if any, will be reflected as sales discount as the warrants become exercisable. Total warrants exercisable under this

                   CONQUEST TELECOMMUNICATION SERVICES CORP.

                               DECEMBER 31, 1996

agreement were 2,588 and 14,026 at December 31, 1995 and 1996. As of December 31, 1996, no sales discounts have been recorded since the fair market value of the warrants was less than the exercise price.

 6. INCOME TAXES

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under Statement No. 109, the liability method is used in accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Significant components of the Company's deferred tax assets and liabilities are as follows:

                                                                    DECEMBER 31,
                                                               -----------------------
                                                                 1995          1996
        Deferred tax assets:
          Deferred revenue -- promotional and collector
             cards...........................................  $      --     $ 460,000
          Write down of assets...............................         --       252,000
          Net operating loss and AMT carryforward............      5,000       156,000
          Accrued expenses...................................    296,000        92,000
          Bad debt allowance.................................     51,000        90,000
          Intangible assets..................................         --        25,000
                                                               ---------     ---------
        Total deferred tax assets............................    352,000     1,075,000
        Deferred tax liabilities:
          Tax over book depreciation and amortization........   (175,000)     (245,000)
          Deferred charges...................................    (93,000)           --
                                                               ---------     ---------
        Deferred tax liabilities.............................   (268,000)     (245,000)
                                                               ---------     ---------
        Net deferred tax assets..............................  $  84,000     $ 830,000
                                                               =========     =========
        Components of net deferred tax assets (liabilities):
          Current............................................  $ 352,000     $ 799,000
          Long-term..........................................   (268,000)       31,000
                                                               ---------     ---------
                                                               $  84,000     $ 830,000
                                                               =========     =========

     At December 31, 1996, the Company has alternative minimum tax credit carryforwards of $156,000.

     Significant components of the provision (benefit) for income taxes are as follows:

                                                         YEAR ENDED DECEMBER 31,
                                                   ------------------------------------
                                                     1994         1995          1996
        Current:
          Federal................................  $251,000     $ 444,000     $ (20,000)
          State and local........................    64,000        85,000            --
                                                   --------     ---------     ---------
                                                    315,000       529,000       (20,000)
        Deferred.................................    92,000      (138,000)     (746,000)
                                                   --------     ---------     ---------
                                                   $407,000     $ 391,000     $(766,000)
                                                   ========     =========     =========

                   CONQUEST TELECOMMUNICATION SERVICES CORP.

                               DECEMBER 31, 1996

     The Company's provision for income taxes differs from the amounts computed by applying the federal statutory rate due to the following:

                                                          YEAR ENDED DECEMBER 31,
                                                    -----------------------------------
                                                      1994         1995         1996
        Expected tax (benefit) at federal
          statutory rates.........................  $350,000     $344,000     $(736,000)
        State and local taxes, net of federal
          tax benefit.............................    35,000       47,000      (100,000)
        Surtax exemption..........................        --           --        62,000
        Other.....................................    22,000           --         8,000
                                                    --------     --------     ---------
                                                    $407,000     $391,000     $(766,000)
                                                    ========     ========     =========

Taxes paid during 1994, 1995 and 1996 were $83,000, $486,000, and $613,000 respectively.

 7. SAVINGS PLAN

     Effective January 1, 1995, the Company adopted a 401(k) savings plan which covers substantially all employees of the Company. Contributions are at the discretion of the Company at a percentage of voluntary employee contributions not to exceed 4% of total compensation determined prior to the beginning of each plan year. Employees may make contributions up to 15% of their compensation and are limited to the amount deductible for federal income tax purposes. Total expense under the plan was approximately $6,000 and $27,000 for the years ended December 31, 1995 and 1996, respectively.

 8. WRITE-DOWN OF ASSETS

     During 1996, the Company decided to exit the collector prepaid calling card business. Accordingly, the Company evaluated the recoverability of certain tangible and intangible assets related to its collector prepaid calling card operations, and based on the technological obsolescence and non-marketability of these assets, deemed them to have no fair market value. Accordingly, the Company wrote off these assets in accordance with Statement of Financial Accounting Standards No. 121. These assets include certain computer equipment, licensing agreements and a proportional share of the excess of cost over the fair value of assets acquired in the ACMI acquisition. The impairment loss of $918,445 is reflected in the statement of operations as "write-down of assets."

 9. ACCOUNTING CHANGES

     In anticipation of registering its common stock for public distribution, the Company has restated its financial statements for the years ended December 31, 1993, 1994 and 1995 to conform the revenue recognition method to that in use during 1996. During 1996, the Company adopted a more refined method of recognizing revenue on its prepaid calling cards. The new method provides for recognition based upon actual decremented minutes of usage. Previously, prepaid calling card revenue was recognized based upon estimated usage and the passage of time. The Company also changed its method of accruing for compensated absences to conform with the provisions of Statement of Financial Accounting Standards No. 43. The effect of these changes on net income and beginning of the year shareholders' equity is as follows:

 .

                                     1993                      1994                      1995
                            -----------------------   -----------------------   -----------------------
                                AS           AS           AS           AS           AS           AS
                             REPORTED     RESTATED     REPORTED     RESTATED     REPORTED     RESTATED
Net income................. $1,026,339   $1,026,339   $  746,397   $  623,593   $  822,507   $  621,617
Beginning of year
  shareholders' equity.....  1,493,613    1,426,613    2,518,857    2,451,857    3,857,384    3,667,580

     In November 1997, in consultation with the Securities and Exchange Commission staff and in conjunction with the use of the Company's financial statements in a registration statement on Form S-4 by SmarTalk Teleservices, Inc., the Company adopted a new method of recognizing revenue on promotional and

                   CONQUEST TELECOMMUNICATION SERVICES CORP.

                               DECEMBER 31, 1996

collector prepaid calling cards. The new method provides for recognition of revenue on these cards based upon actual usage or the expiration date of the card. For cards with no expiration date, revenue from unused minutes is recognized after 12 months from the date of issuance. Previously, revenue for promotional and collector cards was recognized at the date of issuance based upon expected usage which is less than 10%. This change increased the previously reported net loss for 1996 by $718,966. The adoption of this method had no effect on the 1994 and 1995 financial statements since sales of promotional and collector cards were negligible in those years.

10.  CONTINGENT LIABILITIES

     The Company and certain directors are named defendants among a group of defendants in a lawsuit brought by a former officer and former directors of the Company who are also shareholders of the Company. The lawsuit alleges, among other things, a breach of duties owed to the plaintiffs as shareholders through unspecified acts of mismanagement, wrongful removal of plaintiffs from their previous positions as officer and directors of the Company, and tortuous interference with the plaintiffs alleged right to purchase shares of common stock of the Company which certain shareholders might desire to sell, and that the Company failed to comply with its charter documents in the removal of defendants as directors of the company and in the election of their successors. The Board of Directors of the Company passed a resolution to indemnify the named directors for all expenses and liabilities arising from the aforementioned lawsuit.

     Management of the Company, after consulting with legal counsel, believes that meritorious defenses exist with respect to this lawsuit and is vigorously defending the lawsuit and disputing all claims relating thereto. Management further believes that any losses to the Company resulting from resolution of this matter will not be material to the Company's results of operations or financial position. However, the ultimate outcome cannot presently be determined. Accordingly, no accrual for any potential liability that may result has been made in the financial statements.

     The Company has determined that its method of processing prepaid calling cards may be alleged to infringe a certain U.S. patent held by an unaffiliated third party. However, there are currently no claims of infringement outstanding against the Company by the patent holder. The validity of this patent, which expires November 13, 2005, is at issue in litigation now pending in federal district court; the Company is not a party to this litigation. The Company has initiated discussions with the patent holder for a license under the patent and expects that the terms of the licensing agreement would require the Company to pay licensing fees to the patent holder until the expiration or invalidation of the patent. These license fees would be applicable to prepaid calling card revenues generated subsequent to the date of the license agreement. Although the validity of the patent has not been determined and license payments under the potential agreement with the patent holder are based on future use, the ultimate outcome of the Company's negotiations with the patent holder cannot presently be determined. Accordingly, no accrual for any potential liability that may result has been made in the financial statements.

11.  SUBSEQUENT EVENTS

     On February 19, 1997, the Company restated its certificate of incorporation increasing the number of shares of all classes of capital stock to 54,000,000 shares which are divided into two classes: 4,000,000 shares of preferred stock with a par value of $.001 per share and 50,000,000 shares of common stock with a par value of $.001 per share.

     The Company adopted an Incentive Stock Option Plan on February 19, 1997 (Incentive Stock Plan) contingent upon completion of an initial public offering of the Company's common stock. The purpose of the Incentive Stock Plan is to attract and retain key personnel, including consultants, advisors and directors of the Company, and to enhance their interest in the Company's continued success. The maximum number of shares available to be issued under the Incentive Stock Plan will be 67,500, subject to adjustment for stock splits and other similar corporate events. The maximum number of shares of common stock for which an individual may receive awards is limited to 2,000 shares per year.

                   CONQUEST TELECOMMUNICATION SERVICES CORP.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                     SEPTEMBER       DECEMBER
                                                                        30,             31,
                                                                       1997            1996
                                                                    -----------     -----------
                                                                    (UNAUDITED)
Current assets:
  Cash..........................................................    $        --     $   300,557
  Trade accounts receivable, net................................      9,974,958       6,796,262
  Inventories...................................................        349,262         782,210
  Prepaid expenses..............................................        399,076         629,838
  Other current assets..........................................        541,136       1,099,840
                                                                    -----------     -----------
     Total current assets.......................................     11,264,432       9,608,707
Non-current assets:
  Property and equipment, net...................................      4,886,111       4,178,490
  Other non-current assets......................................      3,807,388         937,360
  Goodwill......................................................      1,046,055       2,733,312
                                                                    -----------     -----------
          Total assets..........................................    $21,003,986     $17,457,869
                                                                    ===========     ===========
                             LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable..............................................    $ 3,002,385     $ 3,064,861
  Deferred revenue..............................................      5,008,920       4,534,319
  Other accrued expenses........................................      1,239,707       1,664,017
  Line of Credit................................................      1,901,452       1,033,411
  Current portion of long-term debt and capital lease
     obligations................................................             --         603,343
                                                                    -----------     -----------
     Total current liabilities..................................     11,152,464      10,899,951
  Long-term debt................................................      5,144,025       2,400,000
                                                                    -----------     -----------
     Total liabilities..........................................     16,296,489      13,299,951
                                                                    -----------     -----------
Shareholders' Equity:
  Preferred stock...............................................             --              --
  Common stock and additional paid-in capital...................      4,941,188       4,538,596
  Accumulated deficit...........................................       (202,891)       (349,878)
  Treasury stock, at cost.......................................        (30,800)        (30,800)
                                                                    -----------     -----------
     Total shareholders' equity.................................      4,707,497       4,157,918
                                                                    -----------     -----------
          Total liabilities and shareholders' equity............    $21,003,986     $17,457,869
                                                                    ===========     ===========

  The accompanying notes are an integral part of these condensed consolidated financial statements.

                   CONQUEST TELECOMMUNICATION SERVICES CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

                                                                  NINE MONTHS ENDED SEPTEMBER 30,
                                                                  -------------------------------
                                                                       1997            1996
                                                                    -----------     -----------
Revenue...........................................................  $36,384,544     $28,856,296
Cost of revenue...................................................   26,054,289      22,167,283
                                                                    -----------     -----------
  Gross profit....................................................   10,330,255       6,689,013
Sales and marketing...............................................    3,941,940       2,874,679
General and administrative........................................    5,959,815       3,948,751
                                                                    -----------     -----------
  Operating income (loss).........................................      428,500        (134,417)
Interest expense, net.............................................      187,541         290,149
                                                                    -----------     -----------
  Income (loss) before taxes......................................      240,959        (424,566)
Provision for income taxes........................................       93,974        (170,675)
                                                                    -----------     -----------
  Net (loss) income...............................................  $   146,985     $  (253,891)
                                                                    ===========     ===========
Net (loss) income per share.......................................  $      0.26     $     (0.46)
                                                                    ===========     ===========
Weighted Average number of shares.................................      565,765         547,693
                                                                    ===========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                   CONQUEST TELECOMMUNICATION SERVICES CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                     FOR THE NINE MONTHS ENDED
                                                                           SEPTEMBER 30,
                                                                    ---------------------------
                                                                       1997            1996
                                                                    -----------     -----------
OPERATING ACTIVITIES:
Net income (loss).................................................  $   146,985     $  (253,891)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
  Depreciation and amortization...................................    1,070,728         839,026
  Goodwill amortization...........................................      350,052         390,388
  Changes in operating assets and liabilities:
     Accounts receivable..........................................   (3,171,584)     (2,551,499)
     Inventory....................................................      178,699        (657,596)
     Prepaid and agent loans......................................      221,887         446,660
     Other current assets.........................................      558,704        (329,821)
     Other non-current assets.....................................   (1,131,040)     (1,131,956)
     Accounts payable.............................................      (62,307)      1,917,974
     Deferred revenue.............................................      474,600         421,131
     Other accrued expenses.......................................      (18,972)       (904,432)
                                                                    -----------     -----------
Net cash used in operating activities.............................   (1,382,248)     (1,814,016)
INVESTING ACTIVITIES:
Capital expenditures, net of disposals............................   (1,929,694)     (1,690,662)
                                                                    -----------     -----------
Net cash used in investing activities.............................   (1,929,694)     (1,690,662)
FINANCING ACTIVITIES:
Proceeds from credit agreements and long-term obligations.........    3,884,002       4,111,463
Payments on credit agreements and long-term obligations...........     (872,617)       (606,785)
                                                                    -----------     -----------
Net cash provided by financing activities.........................    3,011,385       3,504,678
                                                                    -----------     -----------
Net (decrease) in cash............................................     (300,557)             --
Cash, beginning of period.........................................      300,557              --
                                                                    -----------     -----------
Cash, end of period...............................................  $        --     $        --
                                                                    ===========     ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                   CONQUEST TELECOMMUNICATION SERVICES CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

 1. BASIS OF INTERIM PRESENTATION.

    The accompanying interim period financial statements are unaudited, pursuant to certain rules and regulations of the Securities and Exchange Commission, and include, in the opinion of management, all adjustments (consisting of only normal recurring accruals) necessary for a fair statement of the results for the periods indicated; which, however, are not necessarily indicative of results which may be expected for the full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The financial statements should be read in conjunction with the financial statements and the notes thereto for the year ended December 31, 1996.

 2. Effective April 1, 1997, the Company sold substantially all of the assets of its ACMI division, with a net book value of $2,225,000, in exchange for a promissory note receivable. No gain or loss was recorded on the transaction. As the disposition of the ACMI Division is a non-cash transaction, the effects of this transaction have been excluded from the statement of cash flows.

 3. As the settlement of CPC's contingent stock earnout in the amount of approximately $403,000 is a non-cash transaction, the affects of this transaction have been excluded from the statement of cash flows.

 4. Certain amounts in the 1996 financial statements have been reclassified to conform to the 1997 presentation.